Exhibit 10.20

FIFTH AMENDMENT

to

LEASE BETWEEN

EMERY STATION OFFICE II, LLC (LANDLORD)

And

NOVACAL PHARMACEUTICALS, INC. (TENANT)

EMERYSTATION NORTH PROJECT

Emeryville, California

That certain lease dated June 3, 2004, by and between Emery Station Office II, LLC, a California Limited Liability Company, as Landlord (“Landlord”), and NovaBay Pharmaceuticals, Inc. (formerly Novacal Pharmaceuticals, Inc.), a California Corporation, as Tenant (“Tenant”), a such lease was amended by First Amendment dated June 22, 2004, by Second Amendment dated July 22, 2004, by Third Amendment dated March 25, 2005, and by Fourth Amendment dated September 30, 2006 (collectively, the “Lease”), is hereby further amended as outlined below. The effective date of this Fifth Amendment shall be November 20, 2007 (the “Fifth Amendment Effective Date”). From and after the Fifth Amendment Effective Date the Lease and this Fifth Amendment thereto shall be referred to as the “Lease” for all purposes.

I.	PREMISES:

Tenant has requested to lease from Landlord and Landlord has agreed to lease to Tenant (under the terms enumerated herein) the following additional spaces in the EmeryStation North building:

Suite 360, presently committed to another tenant, which measures 3,052 rentable square feet. Suite 360 can be used as office space.

Suite 370, presently vacant, which measures 3,701 rentable square feet. Suite 370 can be used as office space.

The above spaces are more specifically described on Exhibit A attached hereto.

II.	COMMENCEMENT DATES:

The lease term and rent applicable to each suite will commence as more fully described below:

Suite 370: The lease term applicable to Suite 370 will commence December 15, 2007. That date shall be referred to as the “Suite 370 Commencement Date”.

Suite 360: Suite 360 is presently committed to EmeryStation North tenant Amyris Biotechnologies through a date that is no later than 30 days after their new space in EmeryStation East is completed and ready for occupancy. At present it is estimated that Amyris will have vacated Suite 360 on or before May 31, 2008. Landlord will provide Tenant with at least fifteen (15) days advance written notice of Amyris’ planned vacation date, and the lease term for Tenant on Suite 360 shall commence upon the earlier of: a) fifteen (15) days after Amyris’ departure, and b) Tenant’s occupancy of Suite 360 (the “Suite 360 Commencement Date”). As detailed in Section 2.3 of the Lease, Landlord shall not be liable for any delay in being able to deliver the Suite 360 space for any reason including but not limited to Amyris’ unauthorized holdover in the space. Landlord agrees to use commercially-reasonable efforts to cause Amyris to vacate Suite 360 per the terms of its occupancy.

Failure of Landlord to be able to deliver Suite 360 shall not impact Tenant’s obligation to the lease Suite 370 pursuant to the terms hereof.

III.	EXPIRY DATE:

Tenant shall lease Suites 360 and 370 from their respective Commencement Dates through a date which is five (5) years following the Suite 360 Commencement Date (the “Suite 360 & 370 Expiry Date”). Landlord and Tenant acknowledge that the Suite 360 & 370 Expiry Date extends beyond the expiry dates for other portions of Tenant’s Premises.

IV.	RENT AND EXPENSES:

Beginning on the respective Commencements Dates for each suite, Tenant shall pay Monthly Base Rent as follows:

Suite 360: $6,165.04 per month, increasing on the first anniversary of the Suite 360 Commencement Date and annually thereafter by three percent (3%).

Suite 370: $7,476.02 per month, increasing on the first anniversary of the Suite 370 Commencement Date and annually thereafter by three percent (3%).

In the event any of the respective Commencement Dates occurs on other than the first day of a calendar month, the Monthly Base Rents shall be pro-rated accordingly.

The first two (2) months of the lease terms of both Suite 360 and 370 shall be free of any Monthly Base Rent (but not free of Operating Expenses nor Taxes).

The Monthly Base Rent amounts shown above are intended to be fully triple-net of all Operating Expenses and Taxes. As such, there is no Base Year applicable to either Suite 360 nor to Suite 370 as there is with Tenant’s premises existing in advance of the Fourth Amendment. In addition to Base Monthly Rent for Suites 360 and 370, Tenant is also obligated to pay Rent Adjustments and Rent Adjustment Deposits beginning on the respective suites’ Commencement Dates per the terms of the Lease, with the exception that all references to the “Base Year” that appear in the definitions of Rent Adjustment Deposits, Operating Expenses, Taxes and in Lease Sections 1.1(13) and 4.1 do not apply.

V.	PREMISES CONDITION / TENANT IMPROVEMENTS:

Tenant agrees to accept Suites 360 and 370 upon their respective Commencement Dates in their then as-is condition. Landlord will supply Tenant with a Tenant Improvement Allowance of $86,000 to reimburse Tenant for the demonstrable, third-party costs incurred by Tenant for any fixed improvements Tenant makes to Suites 360 and/or 370. Landlord and Tenant acknowledge that Suite 370 currently has existing FF&E inside of it. Landlord makes no representations regarding the condition, quality nor efficacy of said FF&E. Tenant may use such FF&E during the term of its lease of Suite 360 at its own risk, free of charge by the Landlord, and must return said FF&E to Landlord at the end of the term in good repair, normal wear and tear excepted, upon the Suite 360 & 370 Expiry Date.

VI.	PARKING:

Upon the Suite 360 Commencement Date, Tenant shall be entitled to use up to nine (9) additional unreserved parking stalls in the Terraces Garage at Landlord’s quoted rates. Upon the Suite 370 Commencement Date, Tenant shall be entitled to use up to eleven (11) additional unreserved parking spaces in the Terraces Garage at Landlord’s quoted rates.

VII.	SECURITY DEPOSIT:

Upon the Suite 360 Commencement Date, the Security Deposit will be increased by $12,330.08. Upon the Suite 370 Commencement Date, the Security Deposit will be increased by $14,952.04.

VIII.	RIGHT OF FIRST OFFER TO LEASE OF SUITE 525 AND TERMINATE SUITES 360 AND 370

In the event the existing occupant of the 6,420 rentable square foot Suite 525 (as such Suite is more particularly described in Exhibit B hereto) has not renewed its lease on or before May 31, 2008 (or has advised Landlord in advance of that date that it does not intend to do so), Landlord shall grant Tenant a Right of First Offer on Suite 525 per the terms outlined below:

a) Landlord will give Tenant prompt written notice in the event the existing Tenant of Suite 525 extends its lease thereof on or before May 31, 2008. Suite 525 shall become “Available Premises” for purposes of this section as soon as either of the following occur: 1) Landlord is formally advised by the existing tenant of Suite 525 that it will not extend its lease, or 2) it becomes May 31, 2008 and the existing tenant has not extended its lease. Landlord shall provide Tenant with a prompt notice in the event that Suite 525 has become “Available Premises”.

b) For a period of fifteen (15) business days after receipt of Landlord’s notice that Suite 525 is Available Premises (the “Offer Period”), Landlord and Tenant shall negotiate in good faith concerning the leasing of such Available Premises but neither party shall be obligated to enter into a lease of such space unless the parties mutually agree on the terms and conditions of such lease. Such lease shall be upon market terms, taking into account, among other criteria: 1) a commencement date for Tenant’s lease of Suite 525 that is no later than 30 days after the expiry of the existing tenant’s lease thereof and the existing tenant’s departure from said suite, 2) the term of Tenant’s lease of Suite 525 shall be five (5) years, 3) Tenant shall accept Suite 525 in its then as-is condition other than being entitled to apply to Suite 525 any then-unused portion of the Tenant Improvement Allowance provided for Suites 360 and/or 370 in Section V above, 4) the then creditworthiness of Tenant, and 5) the fact that Tenant shall be entitled to terminate its lease of Suites 360 and 370 concurrently with the commencement of its lease of Suite 525.

c) Notwithstanding anything to the contrary contained, herein, all rights of Tenant pursuant to this Section shall automatically terminate without notice and shall be of no further force and effect with respect to the then Available Premises, whether or not Tenant has timely exercised the option granted herein, if a Default (as hereinafter defined) exists at the time of exercise of the option or at the time of commencement of the term for the Available Premises.

d) If Tenant is entitled to and properly exercises its Right of First Offer, Landlord shall prepare an amendment to reflect changes in the Base Rent, Term, Tenant Improvement Allowance and other appropriate terms. Tenant shall execute and return the amendment to Landlord within ten (10) days after Tenant’s receipt of same.

IX.	Tenant represents and warrants that it has represented itself in the above transactions and that no brokerage commission will be due and payable by Landlord as a result hereof.

X.	Except for those terms outlined above, all other terms and conditions of the Lease shall apply.

XI.	Except as modified hereby, the Lease is ratified and confirmed in its entirety.

In witness hereof, the parties have executed this Fourth Amendment as of the date noted below.

TENANT: NovaBay Pharmaceuticals, Inc. A California Corporation		LANDLORD: Emery Station Office II, LLC A California Limited Liability Company

By:	/s/ Jack O’Reilly	By:	/s/ Illegible

Print Name:	Jack O’Reilly	Print Name:	Illegible

Its:	CFO	Its:	Illegible

Dated:	12/4/07	Dated:	12/5/07

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